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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Duke Energy Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

         North Carolina                                     56-0205520
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(State of Incorporation or Organization)       (IRS Employer Identification No.)

   526 South Church Street
   Charlotte, North Carolina                                28201-1006
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(Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:
333-58220 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of each class               Name of each exchange on which
                To be so registered               Each class is to be registered

                  Corporate Units                   The New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to Be Registered.

     The description of the Registrant's Corporate Units, Series B (the "Corporate Units") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of the Equity Units" in the Prospectus Supplement dated November 14, 2001 to the Prospectus dated April 24, 2001 included as part of the Registration Statement on Form S-3 of Duke Energy Corporation (Registration No. 333-58220), which constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Duke Energy Corporation (Registration No. 333-52204). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Corporate Units shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

     1. Registration Statement on Form S-3 (Registration No. 333-58220) filed with the Securities and Exchange Commission on April 12, 2001 by Duke Energy Corporation is incorporated herein by reference.

     2. Registration Statement on Form S-3 (Registration No. 333-52204) filed with the Securities and Exchange Commission on December 19, 2000 by Duke Energy Corporation is incorporated herein by reference.

     3. Registration Statement on Form S-3 (Registration No. 333-60062) filed with the Securities and Exchange Commission on May 2, 2001 by Duke Capital Corporation is incorporated herein by reference.

     4. Senior Indenture of Duke Capital Corporation to be used in connection with the issuance of the Senior Notes of Duke Capital Corporation which are a component of the Corporate Units of Duke Energy Corporation (incorporated by reference to Exhibit 4.1 to the Duke Capital Registration Statement).

     5. Form of Fourth Supplemental Indenture of Duke Capital Corporation to be used in connection with the issuance of the Senior Notes of Duke Capital Corporation which are a component of the Corporate Units of Duke Energy Corporation

     6.   Form of Senior Note of Duke Capital Corporation

     7. Form of Purchase Contract Agreement between Duke Energy Corporation and The Chase Manhattan Bank, as Purchase Contract Agent

     8-A. Form of Corporate Units Certificate

     8-B. Form of Treasury Units Certificate

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     9.   Form of Pledge Agreement among Duke Energy Corporation, Bank One Trust
          Company, N.A., as Collateral Agent, and The Chase Manhattan Bank, as Purchase Contract Agent

     10. Form of Remarketing Agreement among Duke Energy Corporation, Duke Capital Corporation, The Chase Manhattan Bank, as Purchase Contract Agent, and Morgan Stanley & Co. Incorporated, as Remarketing Agent

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Date:  November 14, 2001     Duke Energy Corporation
                                       (Registrant)


                                  By: /s/ David L. Hauser
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                                  Name:    David L. Hauser
                                  Title:   Senior Vice President and Treasurer